Exhibit 10.1

ATLANTIC TELE-NETWORK, INC.

INDEMNIFICATION AGREEMENT

This Agreement (“Agreement”) is made as of the            day of                2011, by and between Atlantic Tele-Network, Inc., a Delaware corporation (the “Corporation), and                                (the “Indemnitee”), a director of the Corporation.

RECITALS

It is essential to the Corporation to attract and retain highly qualified individuals such as the Indemnitee to serve as directors.  To that end, the Corporation and the Indemnitee entered into an Indemnification Agreement dated as of [  ] (the “Original Agreement”) pursuant to which the Corporation agreed to indemnify the Indemnitee with respect to liabilities the Indemnitee may incur in connection with the Indemnitee’s service as a director.  The parties are entering into this Agreement to renew and clarify the Indemnitee’s rights to indemnification as contemplated by the Original Agreement and the Corporation’s By-Laws.

NOW THEREFORE, as a material inducement to the Indemnitee to continue to serve as a director of the Corporation, the Corporation and the Indemnitee hereby agree, and the Original Agreement is hereby amended and restated in its entirety to provide, as follows:

1.             Definitions.  As used in this Agreement the following terms are used with the meaning ascribed thereto below:

(a)           The term “Proceeding” includes any threatened, pending or completed action, suit, trial, arbitration, alternative dispute resolution proceeding, administrative hearing, investigation or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom; excluding, however, with respect to criminal matters, any post-conviction proceedings relating to penalties imposed on the Indemnitee in connection therewith.

(b)           The term “Corporate Status” means the status of a person who is or was a director of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

(c)           The term “Expenses” includes, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with Proceedings; but does not include the amount of judgments, fines or penalties assessed against or incurred by the Indemnitee or amounts paid in settlement in connection with such matters.

(d)           The “Final Disposition” of a Proceeding shall have occurred once such Proceeding is adjudicated or disposed of on the merits or otherwise (including a disposition without prejudice), and no appeal or request for stay of such adjudication or disposition is pending or in effect and the deadline for filing any such appeal or request for stay is passed.

(e)           References to “other enterprises” includes employee benefit plans; references to “fines” includes any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” includes any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

2.             Indemnification in Third-Party Proceedings.  The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 2 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor, as to which the provisions of Paragraph 3 hereof are applicable) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

3.             Indemnification in Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation; provided that no indemnification shall be made under this Paragraph 3 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery of Delaware or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

4.             Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this Agreement, the Corporation shall have no obligation to indemnify the Indemnitee with respect to any of the following:

(a)           Any Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

(b)           Expenses, judgments, fines, penalties, reimbursement obligations and amounts paid in settlement arising from the purchase and sale by the Indemnitee of securities in violation of applicable law including without limitation Section 16(b) of the Securities Exchange Act of 1934, as amended, the Regulation Blackout Trading Restriction promulgated under such Act and any similar laws, rules and regulations;

(c)           Expenses, judgments, fines, penalties, reimbursement obligations and amounts paid in settlement arising in connection with the Indemnitee’s obligations under Section 304 of the Sarbanes-Oxley Act of 2002.

5.             Indemnification of Expenses if Successful Party.  The Corporation shall indemnify the Indemnitee against all Expenses incurred by or on behalf of the Indemnitee in connection with the defense of any Proceeding if the Indemnitee is successful in such defense.  For purposes of the foregoing, the Indemnitee shall be considered to have been successful in connection with the defense of a Proceeding if such Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful.

6.             Notification and Defense of Claim.  As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought.  With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.  After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 6.  The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall (unless otherwise expressly provided by this Agreement) be at the expense of the Corporation.  The Corporation will not be entitled without the consent of the Indemnitee to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.  The Corporation shall not be required to indemnify the Indemnitee under this Agreement, the Corporation’s By-Laws, or otherwise for any amounts paid in settlement of any Proceeding affected without its written consent.  The Corporation shall not without the Indemnitee’s written consent settle any Proceeding in any manner that would impose any obligation on the Indemnitee other than to pay money or to comply with the Indemnitee’s lawful obligations.  Neither the Corporation nor the Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.

7.             Advancement of Expenses.  In the event that the Corporation does not pursuant to Paragraph 6 of this Agreement assume the defense of any Proceeding of which the Corporation receives notice under this Agreement, any Expenses incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation in advance of the Final Disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the Final Disposition of such Proceeding shall be made only upon the Corporation’s receipt of an undertaking by the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement.  Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment.

8.             Procedure for Indemnification.  In order to obtain indemnification payment or advancement of Expenses pursuant to Paragraphs 2, 3, 5 or 7, the Indemnitee shall submit to the Corporation a written request therefor.  The Corporation shall make such indemnification payment or advancement of Expenses promptly, and in any event within 30 days after receipt by the Corporation of such written request from the Indemnitee, unless with respect to requests under Paragraphs 2 or 3 (but not under Paragraphs 5 or 7) the Corporation determines within such 30-day period that the Indemnitee did not meet the applicable standard of conduct for such indemnification as set forth herein (and with respect to the advancement of Expenses, the standard of conduct set forth herein for indemnification for the Proceeding in connection with which such Expenses were incurred).  Such determination, and any determination that advanced Expenses must be repaid to the Corporation, shall be made in each instance, as determined by the Board of Directors of the Corporation, (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

9.             Remedies.

(a)           The right to indemnification or advancement of Expenses under this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction.  Unless otherwise required by law, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification hereunder instead of the Indemnitee having the burden of proving that the Indemnitee is entitled to such indemnification.  Neither the failure of the Corporation to have made a determination prior to the commencement of an action to enforce the Indemnitee’s rights hereunder that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor a determination by the Corporation that the Indemnitee has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(b)           In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Corporation to enforce or interpret any of the terms herof or thereof, the Corporation shall be obligated to reimburse to the Indemnitee all Expenses the Indemnitee incurs with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, unless in connection with such action a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Corporation under this Agreement to enforce or interpret any of the terms of this Agreement, the Corporation shall be obligated to reimburse to the Indemnitee all Expenses incurred by the Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee’s counterclaims and cross-claims made in such action) unless in connection with such action a court of competent jurisdiction determines that each of the material defenses to such action were made in bad faith or were frivolous.

10.           Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

11.           Public Policy Limitations.  Both the Corporation and the Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors, under this Agreement, the Corporation’s By-Laws, or otherwise.  The Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify the Indemnitee.

12.           Liability Insurance.  Nothing contained in this Agreement shall be deemed to prohibit the Corporation from maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any capacity or arising out of the Indemnitee’s Corporate Status, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Corporation shall not be liable under this Agreement, the Corporation’s By-Laws or otherwise to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the

Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.  To the extent the Corporation in fact maintains liability insurance applicable to directors, the Corporation shall cause the Indemnitee to be covered by such policies in such a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors.

13.           Subrogation.  The Corporation shall be subrogated to the extent of the amount of any payment made by the Corporation hereunder to all of the rights of recovery of the Indemnitee arising in connection with the matter giving rise to such payment by the Corporation.  The Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

14.           Term of Agreement.  This Agreement shall continue until and terminate on the sixth anniversary of the date that the Indemnitee shall have ceased to serve as a director of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise; provided, however, that notwithstanding the passage of such sixth anniversary,  until the Final Disposition thereof,  this Agreement shall continue with respect to Proceedings pending on such sixth anniversary (i) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder or (ii)  that were commenced by the Indemnitee against the Corporation with regard to the Indemnitee’s rights hereunder.

15.           Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Corporation’s certificate of incorporation, By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory) or otherwise, by reason of the Indemnitee’s Corporate Status.  In the event of any change after the date of this Agreement in any applicable law, statue or rule that expands the right of a Delaware corporation to indemnify a member of its board of directors, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in applicable law, statute or rule that narrows the right of a Delaware corporation to indemnify a member of its board of directors, such change, to the extend not otherwise required by such law, statue or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ right and obligations hereunder.

16.           No Rights to Continued Service.  Nothing herein shall confer upon the Indemnitee any right to continue to serve as a director of the Corporation or in any other capacity for any period of time or at any particular rate of compensation.

17.           Savings Clause.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

18.           Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.           Successors and Assigns.  This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

20.           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.           Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

22.           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been delivered (i) when delivered by hand or (ii) if sent by commercial over-night delivery service, on the first business day after the date on which it is sent, or (iii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)	if to the Indemnitee, to:
[ ]

(b)	if to the Corporation, to:

Atlantic Tele-Network, Inc.
600 Cummings Center
Beverly, MA 01915
Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.

23.           Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the conflicts or choice of law provisions thereof that would give rise to the application of the domestic substantive or procedural law of any other jurisdiction.

24.           Enforcement.  The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as a director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

25.           Entire Agreement.  This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements (including without limitation the Original Agreement), whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.  The parties confirm that, except as otherwise provided herein, the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation certificate of incorporation or By-Laws.

26.           Submission to Delaware Jurisdiction.  In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware.  The Indemnitee hereby consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee hereby waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue.  The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction.  Any judgment entered against either of the parties in any proceeding hereunder may be entered and enforced by any court of competent jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ATLANTIC TELE-NETWORK, INC.	INDEMNITEE

By:
Leonard Q. Slap, General Counsel	[ ]